UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

I.R.S.
Commission	Exact name of registrant as specified in its charter	State of	Employer
File Number	and principal office address and telephone number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 1, 2005, Washington Gas Light Company (Washington Gas or the Company), a wholly-owned subsidiary of WGL Holdings, Inc., reported a significant increase in the number of natural gas leaks on its distribution system in a portion of Prince George’s County, Maryland. The Company determined that these leaks resulted from the deterioration of seals located in mechanical couplings that connect sections of distribution mains and services. Given the increase in the number of gas leaks, the Company announced that it would replace all gas service lines and rehabilitate all gas mains that contain the applicable mechanical couplings in the affected area of the distribution system in Prince George’s County. The Company also indicated that it was investigating the reasons for the degradation of the seals in the couplings that were causing the increase in gas leaks in the affected area of Prince George’s County.

On April 22, 2005, the Company announced its plan to address all leaks in the affected area within approximately six months of their being identified. The Company indicated that it expected to rehabilitate or replace all other applicable coupled service lines and distribution mains in the affected area of Prince George’s County by the end of December 2007, even if no leaks have been detected.

On April 27, 2005, the Company updated its estimated cost to replace the services and rehabilitate the mains to $137 million, including up to $50 million for paving costs related to the required work. The Company also announced that it expected to account for all costs of this project in Prince George’s County as capital expenditures. This expectation was confirmed by an Accounting Order granted by the Public Service Commission of Maryland on June 1, 2005. The Order enables the Company to capitalize certain costs of encapsulating couplings used to rehabilitate certain mains that would normally be recorded as maintenance expense, absent the substantial nature of this project.

As of the date of this report on Form 8-K, the current cost estimate for the rehabilitation of the mains and services, along with paving costs, is being revised to $144 million. This current cost estimate does not consider any changes in costs associated with potential remediation steps discussed in this report on Form 8-K. The actual cost of this project could differ materially from the current estimate.

Mechanical couplings identical to the couplings in Prince George’s County are located in other portions of Washington Gas’ distribution system, including Virginia, other areas of Maryland, and the District of Columbia. These mechanical couplings were routinely installed on the Washington Gas system from the 1940’s to the early 1970’s. To date, the Company has not experienced any pattern of leaks in these other areas that is comparable to the leak pattern encountered in the affected area of Prince George's County.

The Company received a report dated July 1, 2005 from ENVIRON International Corporation (Environ or consultant), working with Polymer Solutions, Inc. and Akron Rubber Development Laboratory that describes the results of its investigation of the causes of the leaks of the couplings in Prince George’s County. The report of Environ is furnished in this Form 8-K under Item 7.01 pursuant to Regulation F-D. The information furnished in Item 8.01 of this Form 8-K provides information that includes the Company’s summary of the report of Environ. All statements made herein regarding the report of Environ are intended to provide a summary of the material aspects of the report and should be considered in the full context of the complete report of Environ. The report of Environ should be read in conjunction with this Form 8-K for a full and more complete understanding of the issues discussed in this Form 8-K.

Environ conducted its investigation by: (1) gathering information regarding coupling design and materials, installation practices, leak patterns, gas compositions, geological information, and the experiences of other local distribution companies with similar equipment; (2) developing a list of plausible physical and chemical mechanisms which could contribute to the observed leak patterns in the field; (3) constructing a working hypothesis for the observed coupling leaks; (4) designing and conducting experiments to develop the required data to evaluate the hypothesis; and (5) reviewing the experimental data, as well as other information collected during the assignment, to make its best assessment of the most likely causes of the increased leak rate.

The experiments conducted included exposure tests, in which various seals were immersed in different gas environments for fixed periods, with detailed dimensional, weight and hardness measurements being made before, during and after exposure. A key feature of these tests was the evaluation of a set of seals that had been exposed to a reference pipeline gas composition for a fixed period and was then switched to a liquefied natural gas (LNG) composition like that contained in the gas coming out of the Dominion Cove Point (Dominion or Cove Point) LNG terminal for a further period. Other sets of seals remained in the reference pipeline gas environment.

As detailed in the study, tests were conducted on rubber seals removed from leaking and non-leaking mechanical couplings in Prince George’s County to determine an explanation for the failure rates. The investigation reviewed a number of potential causes of failures, including humidity; ground conditions; coupling design; construction techniques and skills; age; and quality and type of materials installed. Many items were ruled out or identified as possible contributors.

Based on the work conducted to date, Environ concludes that there is a combination of three contributing factors to the higher leak rates of seals on couplings. One of these is the change in the gas composition resulting from a change in the gas supply arising from the reactivation of the Cove Point terminal. The Cove Point gas has a lower concentration of heavy hydrocarbons (HHCs) than domestic natural gas. A characteristic of the rubber material comprising the seals in the couplings is the ability of the seals to both adsorb and desorb HHCs. When seals are exposed to higher levels of HHCs they swell in size and cause a tighter seal. However, when gas is introduced that has a lower level of HHCs, the seals shrink in size and there is a greater propensity for those seals to cause the couplings to leak.

Also considered as contributing factors to a higher failure rate for seals of this nature are the age of the couplings and the colder ground temperature during winter periods. However, both the age of the couplings and the ground temperature are common to couplings in other areas of the Company’s service territory where leak patterns have not been observed like those in the affected area of Prince George’s County.

The relevant change that explains the higher incidence of leaks in the affected area of Prince George’s County is the composition of the gas resulting from the introduction of Cove Point gas. The Cove Point gas manifests such a change in composition because, during its processing into a liquid prior to importation, certain HHCs are required to be removed. These same HHCs, which are present in domestic natural gas, had previously enabled the flexibility and sealing capability of the rubber seals during their in-service life. The higher failure rate of the rubber seals in the specific geographic area of Prince George’s County results from the proximity of the Company’s larger gate stations (gate stations are entrance points to the Company’s distribution system from a pipeline) that receive Cove Point gas from the LNG terminal.

The Environ report also documents that the adsorption/desorption of HHCs by seal materials is a reversible process. Based on discussions between management and Environ, and examination of testing data and conclusions of another utility that had a similar experience, the Company expects that it is highly possible to reverse the known condition of the seals in the affected area of Prince George’s County, and prevent the emergence of premature failures of mechanical couplings located in the affected area and elsewhere in the Company’s service territory that receives supplies of Cove Point gas and has mechanical couplings. The Company has requested that the consultant recommend to the Company the optimal gas composition that will cause the effect of the Cove Point gas to reverse the conditions noted to date and that will avoid premature seal deterioration in the affected area in Prince George’s County and elsewhere on the system. After the Company has received this information from the consultant on the optimal gas composition, it will evaluate its ability to achieve a gas mixture in which this optimal level can be attained.

The results of the Environ study have different implications for different parts of the Company's distribution system. In addition to the natural gas being taken directly from the Cove Point pipeline to serve the area that has been affected in Prince George’s County, the Company has five other gate stations served by the Cove Point pipeline where Cove Point gas is brought into the Company’s distribution system for re-delivery, in total, to a significant number of customers other than those customers in the affected area in Prince George’s County. Cove Point gas that is not delivered through one of the six Company gate stations on the Cove Point pipeline, is delivered into three interconnected pipelines. The Company has over 20 gate stations attached to these three interconnected pipelines where Cove Point gas, in various levels of blending with domestic natural gas, is delivered to the Company.

The Company has not experienced any change in historical leak levels in parts of the system outside of the affected area of Prince George’s County. However, the volume of natural gas the Company expects to receive from the Cove Point pipeline is likely to increase by 80 percent in 2008. Accordingly, the Company is considering alternative approaches to address the currently affected areas of Prince George’s County, as well as the potential effect of Cove Point gas on other portions of the Company’s distribution system affected by the delivery of Cove Point gas in various concentrations at other gate stations.

The first potential approach is for Dominion to condition all gas leaving the Cove Point terminal by restoring HHCs that were previously removed from the natural gas during the liquefaction process. Such an approach would require equipment to store, condition and inject HHCs at the terminal. As such, it is likely that the cost of this approach could be reflected in the rates charged by Cove Point for LNG terminal and transportation service. Such rates would be subject to the approval of the Federal Energy Regulatory Commission. This potential approach would require no significant additional investment by the Company downstream at each city gate because all natural gas coming from the Cove Point facility would be interchangeable with domestic natural gas, including gas delivered into the affected area of Prince George’s County. However, even if this approach is implemented, the Company will continue to proceed with its current rehabilitation and special leak surveys of the affected area of Prince George’s County until it has been determined that the situation in the affected area of Prince George’s County has reversed itself. The Company will have to obtain Dominion’s cooperation and support to implement this approach.

The second potential approach, to be implemented to serve areas that receive relatively large quantities of Cove Point gas and that have mechanically coupled pipe, is to develop a coordinated approach with Cove Point, the LNG shippers and the interconnected interstate pipelines that connect to the Cove Point line, to blend domestically produced natural gas into any stream of Cove Point gas that is distributed by the Cove Point facility and flows into the interconnected pipelines and then into the Company’s distribution system. Such blending, if it can be achieved at appropriate levels, will introduce HHCs present in the domestic sources of natural gas flowing on the interconnected pipelines. Additional studies are underway to confirm the blending requirements. The Company will only be able to implement this approach with the cooperation of all or some of the parties mentioned in this paragraph.

The third potential approach would be the installation of equipment at each of the gate stations that are most likely to receive a relatively large concentration of Cove Point gas (seven stations in total) and add HHCs into the gas stream before it is introduced into the Company’s distribution system. The process of re-injecting HHCs that have been removed for liquefaction purposes back into the distribution system is a normal and customary step in many LNG peak-shaving plants. Currently, because of the high concentration of Cove Point gas being received at the gate station that serves the affected area of Prince George’s County, the Company has begun to plan for the construction of such a facility to inject HHCs at this particular gate station. Although the installation of the equipment at this gate station may reverse or partially reverse the effect of the Cove Point gas on the distribution system in the affected part of Prince George’s County and reduce the current cost estimate of $144 million, the Company plans to continue the rehabilitation of the area in Prince George’s County and to continue the special leak surveys until there is appropriate evidence that the desired reversal has occurred. The Company does not need to construct similar facilities at the other six gate stations until Cove Point gas flows increase in 2008. It may not need to construct them at all if one or a combination of the other two potential approaches discussed above is implemented. The Company has significant control, subject to attaining any necessary permitting or matters of that kind, to implement this third approach.

The concept of such a facility is similar in design to the Company’s existing process of odorizing natural gas by injecting natural gas with a chemical that gives it its unique odor. Although small in scale, odorizing natural gas is an automated process completed at each gate station. Facilities needed for injecting HHCs would include a storage tank for the liquid, metering, pumping and injecting equipment. The estimated cost of the acquisition and installation of equipment needed to inject HHCs into the gas stream at the Company gate stations is $1 million at each station, for a total of $7 million at all gate stations at which such facilities will potentially be installed. The Company expects that these facilities’ costs should be includible in the rate base upon which the Company is allowed to earn an allowed rate of return. The $7 million cost does not include the cost of the HHCs which the Company anticipates should be includible in its purchased gas adjustment charge.

Although the Company believes that each of the three potential approaches described above is reasonable and practical to implement, the Company will only be able to identify the best approach after consultation with the Cove Point terminal operator, the LNG shippers, and the owners of the interstate pipelines. A combination of the three potential approaches may also enable the most effective solution to the gas interchangeability issue.

Washington Gas is committed to the use of natural gas from the Cove Point terminal to satisfy the needs of its customers. The Company will work cooperatively with Dominion Cove Point LNG, the shippers who bring LNG into the Cove Point terminal and the interstate pipelines that deliver gas to Washington Gas in order to achieve and implement an appropriate solution to the issue of gas interchangeability affecting its system.

This report on Form 8-K and other statements by the Company include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although the Company believes such forward-looking statements are based on reasonable assumptions, it cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and the Company assumes no duty to update them.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the level and rate at which costs and expenses are incurred in connection with constructing, operating and maintaining the Company’s natural gas distribution system; the ability to successfully implement approaches to modify the current or future composition of the gas being used to supply customers as a result of the introduction of Cove Point gas into the distribution system of Washington Gas Light Company; variations in weather conditions from normal levels; changes in economic, competitive, political and regulatory conditions and developments; changes in capital and energy commodity market conditions; changes in credit ratings of debt securities of WGL Holdings, Inc. or Washington Gas Light Company that may affect access to capital or the cost of debt; changes in credit market conditions and creditworthiness of customers and suppliers; changes in relevant laws and regulations, including tax, environmental and employment laws and regulations; legislative, regulatory and judicial mandates or decisions affecting business operations or the timing of recovery of costs and expenses; the timing and success of business and product development efforts and technological improvements; the pace of deregulation efforts and the availability of other competitive alternatives; terrorist activities; and other uncertainties. The outcome of negotiations and discussions the Company may hold with other parties from time to time regarding utility and energy-related investments and strategic transactions that are both recurring and non-recurring may also affect future performance. For a further discussion of the risks and uncertainties, see the Company’s most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

ITEM 7.01 REGULATION FD DISCLOSURE

Washington Gas received a report from ENVIRON International Corporation dated July 1, 2005 that describes the results of its investigation of the causes of the leaks of the couplings in Prince George’s County, Maryland. The attached copy of this report, Exhibit 99.1, is provided herein under Item 7.01 and is furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Report of ENVIRON International Corporation dated July 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: July 6, 2005	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)